UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2016 (February 25, 2016)

GOLDMAN SACHS BDC, INC.
(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2016, the Board of Directors of Goldman Sachs BDC, Inc. (the “Company”) increased the size of the Board of Directors by two directors (to a total size of eight directors) and filled the vacancies created by such increase by appointing Jaime Ardila, age 60, and Ann B. Lane, age 61, as directors, effective February 25, 2016. Mr. Ardila will hold office until the date of the Company’s 2016 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Ms. Lane will hold office until the date of the Company’s 2017 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Mr. Ardila and Ms. Lane will also serve on the audit, compliance, compensation, contract review and governance and nominating committees.

Mr. Ardila and Ms. Lane were not appointed to the Board of Directors pursuant to any arrangement or understanding with any other person.  Mr. Ardila and Ms. Lane have no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Ardila or Ms. Lane has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.  Mr. Ardila and Ms. Lane are independent directors under New York Stock Exchange standards because neither is an “interested person” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940.

Mr. Ardila and Ms. Lane will each receive director fees consistent with the director compensation arrangement in effect, which currently consists of a $110,000 annual fee for services as a director as well as $2,500 plus reasonable out-of-pocket expenses for each Board of Directors meeting attended ($1,250 if attending telephonically) and $1,000 plus reasonable out-of-pocket expenses for each committee meeting attended ($500 if attending telephonically).  The Company may also pay the incidental costs of a director to attend training or other types of conferences relating to the BDC industry.

On March 1, 2016, the Company issued a press release announcing the appointment of Mr. Ardila and Ms. Lane as directors.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Description

99.1	Press Release of Goldman Sachs BDC, Inc., dated March 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: March 1, 2016	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Goldman Sachs BDC, Inc., dated March 1, 2016